                                                                    Exhibit 23.2










                       Consent of Independent Accountants



The Board of Directors
Consep, Inc.


We consent to the use of our report dated February 13, 1998 included in the Registration Statement and to the reference to our firm under the heading "Experts" in the prospectus.



                                          /s/ KPMG PEAT MARWICK LLP

                                          KPMG PEAT MARWICK LLP



Portland, Oregon
September 28, 1998